UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

BIOKEY (CAYMAN), INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	000-56853	93-3535498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
-	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

BioKey (Cayman), Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form 10 (as amended, the “Registration Statement”), relating to the separation (the “Spin-Off”) of the Company from ABVC BioPharma, Inc. (“ABVC”), effected by ABVC’s distribution of approximately 15% of the issued and outstanding ordinary shares, par value $0.0001 per share (“Ordinary Shares”), of the Company to holders of common stock of ABVC (the “ABVC Common Stockholders”) as a pro rata dividend in the Spin-Off (the “Distribution”), pursuant to the terms of that certain Separation and Distribution Agreement, dated as of June 22, 2026, between the Company and ABVC (the “Separation Agreement”).

The Registration Statement was declared effective by the SEC. The Registration Statement includes a preliminary information statement that describes the Spin-Off and provides important information regarding the Company’s business and management. The final information statement, dated August [ ], 2026 (the “Information Statement”), is attached hereto as Exhibit 99.1.

As further described in the Information Statement, the Spin-Off became effective as of 11:59 p.m., New York City time, on August 21, 2026 (the “Distribution Date”). The ABVC Common Stockholders received 0.169464 of an Ordinary Share for each share of ABVC common stock held at the close of business on July 24, 2026 (the “Record Date”). ABVC distributed 4,500,390 Ordinary Shares to ABVC Common Stockholders. Following the Distribution, ABVC Common Stockholders collectively maintain a 15% ownership in BioKey Cayman’s issued and outstanding Ordinary Shares and ABVC remains our controlling shareholder, holding approximately 85% of BioKey Cayman’s issued and outstanding Ordinary Shares. All ownership percentages included herein are based on the number of Ordinary Shares issued and outstanding as of August 21, 2026.

No trading market for the Ordinary Shares currently exists. The Company intends to apply to have its Ordinary Shares quoted on the OTC Markets. Because the Company is not currently listed on the OTC Markets, it has not yet been assigned a trading symbol. A trading symbol will be assigned in connection with, and upon completion of, the OTC listing process.

In connection with the Spin-Off, on the Distribution Date, the Company and ABVC entered into several agreements that, among other things, govern the ongoing relationship between the Company and ABVC following the Spin-Off, including the Separation A, the Transitional Services Agreement, dated as of June 22, 2026 (the “TSA”), the Tax Matters Agreement, dated as of June 22, 2026 (the “Tax Matters Agreement”), and the Employee Matters Agreement, dated as of June 22, 2026 (the “Employee Matters Agreement”).

The Separation Agreement includes various post-closing covenants, including agreements relating to the parties’ insurance policies, information sharing and other operational matters. The Separation Agreement also includes a mutual release by the Company, on the one hand, and ABVC, on the other hand, of the other party from certain specified liabilities, as well as mutual indemnification covenants pursuant to which the Company and ABVC have agreed to indemnify each other from certain specified liabilities.

A summary of the material terms of the Separation Agreement is set forth under the caption “Certain Relationships and Related Party Transactions – Agreements with ABVC – Separation and Distribution Agreement” in the Information Statement and is incorporated by reference herein. The respective descriptions of the Separation Agreement contained in this Current Report and the Information Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, which is attached as Exhibit 2.1 to this Current Report and incorporated by reference herein.

The foregoing descriptions of the TSA, the Tax Matters Agreement and the Employee Matters Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
2.1	Separation and Distribution Agreement, dated as of June 22, 2026, by and between ABVC BioPharma, Inc. and BioKey (Cayman), Inc.
10.1	Transitional Services Agreement, dated as of June 22, 2026, by and between ABVC BioPharma, Inc. and BioKey (Cayman), Inc.
10.2	Tax Matters Agreement, dated as of June 22, 2026, by and between ABVC BioPharma, Inc. and BioKey (Cayman), Inc.
10.3	Employee Matters Agreement, dated as of June 22, 2026, by and between ABVC BioPharma, Inc. and BioKey (Cayman), Inc.
23.1	Consent of Simon & Edward, LLP
99.1	Information Statement of BioKey (Cayman), Inc., dated August [ ], 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioKey (Cayman), Inc.

August 27, 2026	By:	/s/ T.S. Jiang
T.S. Jiang
Chief Executive Officer

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